Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 12,317,760.00	0.0001381	$ 1,701.08
Fees Previously Paid
	Total Transaction Valuation:	$ 12,317,760.00
	Total Fees Due for Filing:			$ 1,701.08
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 1,701.08
	Net Fee Due:			$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the filing fee for this transaction in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on the product of (i) $2.3, the average of the high and low prices of the Series A Common Stock (the "Common Stock"), as reported on The Nasdaq Stock Market on August 5, 2026, and (ii) 5,355,548 , the estimated maximum number of shares of the Common Stock subject to the transaction reported hereby. The amount of the filing fee calculated in accordance with the Exchange Act equals $138.10 for each $1,000,000 of value. The filing fee was calculated in accordance with Rule 0-11 under the Exchange Act. Registrant paid $1,701 upon the filing of its Registration Statement on Form S-4 on August 7, 2026 in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1, 2		S-4	333-298110	08/07/2026		$ 1,701.08
Fee Offset Sources	3	Presidio Property Trust, Inc.	S-4	333-298110		08/07/2026		$ 1,701.08
Explanation of the basis for claimed offset:
[1]	Registrant paid $1,701 upon the filing of its Registration Statement on Form S-4 on August 7, 2026 in connection with the transaction reported hereby.

Offset Note
[2]	Registrant paid $1,701 upon the filing of its Registration Statement on Form S-4 on August 7, 2026 in connection with the transaction reported hereby.

[3]	Registrant paid $1,701 upon the filing of its Registration Statement on Form S-4 on August 7, 2026 in connection with the transaction reported hereby.